Exhibit 23 (a)


                         CONSENT OF INDEPENDENT AUDITORS

          We consent to the incorporation by reference in the Registration Statement pertaining to the Retirement Savings Plan (Form S-8, No. 333- ) of Peoples Bancorp, Inc., of our report dated January 24, 2003, with respect to the consolidated financial statements of Peoples Bancorp Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                               /s/ ERNST & YOUNG LLP


Charleston, West Virginia
August 25, 2003